CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Post-Effective Amendment No.2 to Form S-1 of our report dated June 8, 2016 with respect to the audited consolidated financial statements of DNA Testing Centers, Corp. and its subsidiary (collectively the “Company”) for the years ended December 31, 2015 and 2014. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 27, 2017

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